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                                                                    EXHIBIT 99.2
                           SMITH MICRO SOFTWARE, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet as of June 30, 2005 and unaudited proforma combined condensed statements of operations for the year ended December 31, 2004 and the six month period ended June 30, 2005 give effect to Smith Micro Software, Inc.'s acquisition of certain assets (the "Acquisition") from Allume Systems, Inc. ("Allume"). In these unaudited pro forma combined condensed financial statements, Smith Micro Software, Inc. is referred to as "we," "us," "our," and "Smith Micro."

On July 1, 2005, the Company acquired 100% of the issued and outstanding capital stock of Allume, Inc. from International Microcomputer Software, Inc. (IMSI) for $11 million in cash and 397,547 restricted shares of its common stock. The aggregate purchase price of approximately $13.1 million, which includes $11 million cash paid, the 397,547 shares issued which have been valued using the average closing market price of the Company's common stock over the two-day period before and after the sale was announced and $285,000 of direct acquisition costs.

The Acquisition was accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations" and accordingly, the tangible and intangible assets acquired have been recorded at their estimated fair values as of the date of the Acquisition. The final allocation of the purchase price is pending completion of a third party valuation of the assets acquired. Depending on the outcome of that valuation, the preliminary purchase price allocation could change.

The following unaudited pro forma combined condensed financial statements have been prepared to assist you in your analysis of the financial effects of the Acquisition, and have been presented in accordance with the accounting principles generally accepted in the United States of America ("US GAAP"). The unaudited pro forma combined condensed balance sheet as of June 30, 2005 has been prepared as if the Acquisition had occurred on June 30, 2005. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 and the six month period ended June 30, 2005 have been prepared as if the Acquisition had occurred at the beginning of each period presented.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto, "Management's Discussion and Analysis or Plan of Operation" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, the Quarterly Report on Form 10-Q as of June 30, 2005 and March 31, 2005, the Report on Form 8-K filed July 5, 2005 and the financial statements and related notes thereto of Allume for the year ended June 30, 2005 and the periods from July 1, 2003 through April 18, 2004, and from April 19, 2004 through June 30, 2005 respectively, contained herein.

This pro forma financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions have been made solely for purposes of developing this pro forma information. The purchase price allocation of this acquisition is not finalized at this time. A final determination of the allocation of purchase price to assets acquired and liabilities assumed has not

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been made, and the purchase price allocation used in connection with preparation of these pro forma financial statements should be considered preliminary and is subject to the completion of a more comprehensive evaluation. Amounts preliminarily allocated to fixed assets, intangible assets, accounts receivable and accounts payable may change significantly, and amortization methods and useful lives may differ from the assumptions that we used in this unaudited pro forma combined condensedfinancial information, any of which could result in a material change in depreciation and amortization expense and the total assets.

The pro forma adjustments do not reflect any future operating efficiencies and cost savings that may be achieved with respect to the combined entity. Unaudited pro forma combined condensedfinancial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.

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                           SMITH MICRO SOFTWARE, INC.
         PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF JUNE 30, 2005
                                 (IN THOUSANDS)
                                   UNAUDITED

                                                SMITH MICRO         ALLUME                           SMITH MICRO
                                              SOFTWARE, INC.    SYSTEMS, INC.    PRO FORMA          SOFTWARE, INC.
                                              --------------    -------------   -----------       ------------------
                                              JUNE 30, 2005     JUNE 30, 2005   ADJUSTMENTS       PRO FORMA COMBINED
                                              --------------    -------------   -----------       ------------------
ASSETS
Current assets:
Cash and cash equivalents                        $ 29,946          $     46     $  (11,000)  (1)       $ 18,992
Receivables, net                                    2,660               856              -                3,516
Inventories, net                                       26               310              -                  336
Note receivable                                         -                 6              -                    6
Income tax receivable                                  35                 -              -                   35
Other current assets                                  271               245              -                  516
Deferred tax assets                                     -               378              -                  378
                                                 --------          --------     ----------             --------
Total current assets                               32,938             1,841        (11,000)              23,779

Property and equipment, net                           108               209              -                  317
Intangible assets, net                                  -             3,705         (3,705)  (2)              -
                                                                                     4,798   (3)          4,798
Goodwill                                            1,715             6,810         (6,810)  (2)          1,715
                                                                                     8,393   (3)          8,393
Other assets                                           19                43              -                   62
                                                 --------          --------     ----------             --------
TOTAL ASSETS                                     $ 34,780          $ 12,608     $   (8,324)            $ 39,064
                                                 =========         ========     ==========             ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                $      -          $     68     $        -                 $ 68
Trade accounts payable                              1,048               569              -                1,617
Accrued and other liabilities                       1,020               373            285   (5)          1,678
                                                 --------          --------     ----------             --------
Total current liabilities                           2,068             1,010            285                3,363

Long-term debt                                          -                27              -                   27
Deferred tax liabilities                                -             1,104              -                1,104
                                                 --------          --------     ----------             --------
TOTAL LIABILITIES                                   2,068             2,141            285                4,494
                                                 --------          --------     ----------             --------

SHAREHOLDERS' EQUITY:

Common stock                                           22                47            (47)  (2)             22
                                                                                         1   (4)              1
Additional paid-in capital                         48,723            10,129        (10,129)  (2)         48,723
                                                                                     1,857   (4)          1,857
Retained earnings (deficit)                       (16,033)              291           (291)  (2)        (16,033)
                                                 --------          --------     ----------             --------
TOTAL SHAREHOLDERS' EQUITY                         32,712            10,467         (8,609)              34,570

                                                 --------          --------     ----------             --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $ 34,780          $ 12,608     $   (8,324)            $ 39,064
                                                 ========          ========     ==========             ========

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                           SMITH MICRO SOFTWARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                               YEAR ENDED DECEMBER 31, 2004
                                              -------------------------------------------------------------
                                                                                              SMITH MICRO
                                               SMITH MICRO       ALLUME       PRO FORMA      SOFTWARE, INC.
                                              SOFTWARE INC.   SYSTEMS,INC.    ADJUSTMENS        COMBINED
                                              -------------   ------------    ----------     --------------
Sales                                            $ 13,316        $ 9,586        $    -          $ 22,902
Cost of Sales                                       2,910          1,818           513 (6)         5,241
                                                 --------        -------          ----          --------
Gross Profit                                       10,406          7,768          (513)           17,661

Operating Expenses                                  6,943          7,405           319 (6)        14,667
                                                 --------        -------          ----          --------
Income (loss) from operations                       3,463            362          (832)            2,993

Interest and Other, Net                                53             44             -                97
                                                 --------        -------        ------          --------
Net Income before taxes                             3,516            406          (832)            3,090

Income tax expense (benefit)                           71            (45)           45 (7)            71
                                                 --------        -------        ------          --------

Net income (loss)                                $  3,445        $   451        $  (877)        $  3,019
                                                 ========        =======        =======         ========

Net Income per share, basic                      $   0.20              -             -          $   0.17
                                                 ========                                       ========

Weighted average number of
common shares outstanding, basic                   17,267              -           398 (4)        17,665
                                                 ========                       ======          ========

Net Income per share, diluted                    $   0.19              -             -          $   0.16
                                                 ========                                       ========

Weighted average number of
common shares outstanding, diluted                 18,412              -           398 (4)        18,810
                                                 ========                       ======          ========

                           SMITH MICRO SOFTWARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                            SIX MONTHS ENDED JUNE 30, 2005
                                              -------------------------------------------------------------
                                                                                              SMITH MICRO
                                               SMITH MICRO       ALLUME       PRO FORMA      SOFTWARE, INC.
                                              SOFTWARE INC.   SYSTEMS,INC.    ADJUSTMENS        COMBINED
                                              -------------   ------------    ----------     --------------

Sales                                            $  5,360        $ 4,389        $    -          $  9,749
Cost of Sales                                         890            928           152 (6)         1,970
                                                 --------        -------        ------          --------
Gross Profit                                        4,470          3,461          (152)            7,779

Operating Expenses                                  4,140          3,536            88 (6)         7,764
                                                 --------         ------        ------          --------
Income (loss) from operations                         330            (75)         (240)               15

Interest and Other, Net                               314              -          (109)(8)           205
                                                 --------        -------        ------          --------
Net Income before taxes                               644            (75)         (349)              220

Income tax expense (benefit)                            8            146          (146)(7)             8
                                                 --------        -------        ------          --------

Net income (loss)                                $    636        $  (221)       $ (203)         $    212
                                                 ========        =======        ======          ========

Net Income per share, basic                      $   0.03              -             -          $   0.01
                                                 ========                                       ========

Weighted average number of
common shares outstanding, basic                   20,629              -           398 (4)        21,027
                                                 ========                       ======          ========

Net Income per share, diluted                    $   0.03              -             -          $   0.01
                                                 ========                                       ========

Weighted average number of
common shares outstanding, diluted                 21,901              -           398 (4)        22,299
                                                 ========                       ======          ========

NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS:

(1) Reflects the uses of cash in the acquisition of Allume Systems, Inc. ("Allume") as if the acquisition occurred on June 30, 2005.

(2) Represents the elimination of Allume's existing intangible assets, goodwill, common stock, additional paid-in capital, and retained earnings, as a result of the application of purchase accounting.

(3) The fair value adjustments made herein and the allocation of purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the Allume acquisition and based on Smith Micro Software, Inc.'s (the "Company") final evaluation of Allume's assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. If the Company's final purchase price allocation differs from the allocation used in preparing these pro forma combined condensed financial statements, our pro forma tangible and intangible assets and pro forma net income could be significantly higher or lower. Pro forma adjustments include allocations to complete technologies, customer lists, distribution agreements, and trade name and trademarks with lives ranging from 5 to 10 years. Goodwill represents the excess purchase price after all other intangible assets have been identified.

Components of the estimated purchase price and the estimated allocation thereof are as follows:

(In thousands)
Cash                                        $11,000
SMSI common stock                             1,858
Acquisition costs                               285
                                            -------
Total purchase price                         13,143
                                            =======

Cash acquired                               $    46
Receivables, net                                856
Inventories, net                                310
Note receivable                                   6
Other current assets                            245
Deferred tax assets                             378
Property and equipment, net                     209
Other assets                                     43
Capitalized software                          2,630
Distribution rights                             485
Capitalized customer lists                      923
Trademarks                                      760
Goodwill                                      8,393
                                            -------
Total assets acquired                        15,284

Other liabilities
Long term debt                                   95
Accounts payable                                569
Other liabilities                               373
Deferred tax liability                        1,104
                                            -------
Net Assets acquired                         $13,143
                                            =======

(4) Represents 397,547 shares of the Company's common stock issued in connection with the Allume acquisition. The value is based on the average closing market price for five days. The five day period includes the day the acquisition occurred, two days before and after the acquisition.

(5) Represents closing costs associated with the acquisition of Allume.

(6) Represents the elimination of Allume's historical amortization of intangible assets and the addition of amortization of intangibles established based on our preliminary valuation estimates and appraisals. The intangibles, as described in note 3 above, have estimated useful lives ranging from 5 to 10 years. Estimated capitalized software expense is included in cost of sales and amortization of distribution rights, customer lists, and trademarks are included in operating expenses.

(7) Estimated tax effect of pro-forma adjustments taken as a whole. It is assumed that the Company will avail itself of its substantial net operating loss carryforwards.

(8) Estimated reduction in interest income from $11 million of cash used to purchase Allume. Average interest rate assumed for the months of March, April, May and June is 3%.